Exhibit 99.1

Press Release	Contacts: Eric Ruff – Engility Holdings, Inc. 703-375-6463 eric.ruff@engilitycorp.com

Engility Reports Second Quarter 2012 Financial Results

•	Engility completes successful spin-off from L-3 Communications Holdings, Inc. on July 17, 2012; begins trading on the NYSE under the ticker symbol EGL on July 18, 2012

•	Company records second quarter 2012 revenues of $433 million and operating income of $30 million

•	Strong cash flow from operations of $49 million for first half of 2012

•	Company on track to achieve fiscal 2012 guidance of $1.6 billion in revenue and diluted earnings per share in the range of $2.30 – $2.55

CHANTILLY, VA – August 13, 2012 – Engility Holdings, Inc. (NYSE: EGL), a global provider of technical and professional services for the U.S. Government, today announced financial results for the second quarter of fiscal year 2012, which ended June 29, 2012. During this period, Engility was a subsidiary of L-3 Communications Holdings, Inc. (NYSE: LLL).

Second Quarter 2012 Financial Results

For the three months ended June 29, 2012, total revenue was $433 million, compared to $568 million for the three months ended July 1, 2011. The change in revenue was primarily attributable to (i) reduced demand for services on the Company’s major contracts supporting military efforts in Afghanistan and Iraq, which resulted from the drawdown of U.S. military forces in these countries, (ii) reduced revenues from the Global Security Solutions (GSS) business unit, which was retained by L-3 upon completion of the spin-off, (iii) revenue reductions tied to organizational conflict of interest (OCI) constraints and (iv) other revenue reductions in our Professional Support Services segment.

Selling, general and administrative expenses for the three months ended June 29, 2012 were $36 million, or 8.4% of revenue, compared to $36 million, or 6.3% of revenue, for the three months ended July 1, 2011. Selling, general and administrative expenses for the three months ended June 29, 2012 include spin-off-related transaction costs of $7 million, offset by a reduction in other Selling, general and administrative expenses during the same period.

Operating income for the three months ended June 29, 2012 was $30 million, compared to $51 million for the three months ended July 1, 2011. Operating margin for the three months ended June 29, 2012 was 7.0%, compared to 9.1% for the three months ended July 1, 2011. The decrease in operating income was primarily due to lower revenue volume and spin-off-related transaction costs, and to a lesser extent, Selling, general and administrative expenses decreasing at a lesser rate than revenue. The decrease in operating margin was primarily due to a reduction in higher margin work related to our Professional Support Services segment, and to a lesser extent, an increase in Selling, general and administrative expenses as a percentage of revenue.

The Company’s effective income tax rate after discrete items was 41.9% for the three months ended June 29, 2012. The discrete items relate to the non-deductibility of the spin-off-related transaction costs.

Net income attributable to Engility was $15 million for the three months ended June 29, 2012, compared to net income of $30 million for the three months ended July 1, 2011.

Pro forma diluted earnings per share (pro forma EPS) were $0.93 for the three months ended June 29, 2012. Pro forma EPS was calculated based on the approximately 16.1 million shares of Engility common stock that were distributed to L-3 shareholders on July 17, 2012.

Funded backlog as of June 29, 2012 was $753 million.

Segment Operating Results

Professional Support Services

Professional Support Services revenue for the three months ended June 29, 2012 was $243 million, a decrease of $79 million, or 25%, from $322 million for the three months ended July 1, 2011. This change was primarily attributable to (i) reduced demand for services on the Company’s major contracts supporting military efforts in Afghanistan and Iraq, which resulted from the drawdown of U.S. military forces in these countries, (ii) reduced revenues from the GSS business unit, (iii) revenue reductions tied to OCI constraints, and (iv) other revenue reductions.

Professional Support Services operating income for the three months ended June 29, 2012 was $18 million, a decrease of $9 million, or 34%, compared to $27 million for the three months ended July 1, 2011. The decline in operating income for the segment primarily resulted from lower revenue and contract profit rates, and to a lesser extent, selling, general and administrative expenses decreasing at a lesser rate than revenue. Segment operating margin was 7.4% for the three months ended June 29, 2012, compared to 8.5% for the three months ended July 1, 2011. Operating margin was lower primarily due to a reduction in higher margin work performed by this segment, and to a lesser extent, an increase in Selling, general and administrative expenses as a percentage of revenue.

Mission Support Services

Mission Support Services revenue for the three months ended June 29, 2012 was $195 million, a decrease of $52 million, or 21%, compared to $247 million for the three months ended July 1, 2011. This change was primarily attributable to reduced demand for services on the Company’s contracts supporting military efforts in Afghanistan and Iraq resulting from the drawdown of U.S. military forces in these countries, partially offset by net increases in other revenue.

Mission Support Services operating income for the three months ended June 29, 2012 was $20 million, a decrease of $4 million, or 19%, compared to $24 million for the three months ended July 1, 2011. Operating income was lower primarily due to lower revenue and contract profit rates. Segment operating margin was 10.1% for the three months ended June 29, 2012, compared to 9.8% for the three months ended July 1, 2011, as a result of a reduction in indirect expense.

Future Discontinued Operations

The GSS business unit, which historically had been managed by Engility under the Professional Support Services segment, was retained by L-3 Communications Holdings, Inc. as part of its National Security Solutions business in connection with the spin-off and is included in the unaudited condensed combined financial statements that are included in this release. Effective for reporting periods ending after July 17, 2012, the GSS business unit will be shown as discontinued operations in Engility’s financial statements.

Non-GAAP Measures

Adjusted Revenue. After adjusting revenue for the disposition of the GSS business unit, revenue was $418 million for the three months ended June 29, 2012, a decrease of 22%, as compared to $536 million for the three months ended July 1, 2011. This compares to a decrease of 24% when GSS is included in both periods.

Adjusted Selling, General and Administrative Expenses. After adjusting expenses for the spin-off-related transaction costs and the disposition of the GSS business unit, Selling, general and administrative expenses were $26 million, or 6.3% of revenue, for the three months ended June 29, 2012, compared to $32 million, or 5.9% of revenue, for the three months ended July 1, 2011. Adjusted Selling, general and administrative expenses as a percentage of revenue for the three months ended June 29, 2012 was 6.3% when spin-off-related transaction costs and GSS expenses are excluded and 8.4% of revenue for the three months ended June 29, 2012, when the GSS business unit and spin-off-related costs are included.

Adjusted Operating Income and Margin. After adjusting for the disposition of the GSS business unit and the spin-off-related transaction costs, operating income for the three months ended June 29, 2012 was $38 million, a decrease of 23% compared to $50 million for the three months ended July 1, 2011. After adjusting for the same items, adjusted operating margin for the three months ended June 29, 2012 was 9.1%, compared to 9.3% for the three months ended July 1, 2011.

The tables under “Engility Holdings, Inc., Non-GAAP Measures Adjusted for Discontinued Operations and Spin-Off-Related Transaction Costs” present Adjusted Revenue, Adjusted Selling, General and Administrative Expenses, Adjusted Operating Income and Adjusted Operating Margin, reconciled to their most directly comparable GAAP measure. These financial measures are calculated and presented on the basis of methodologies other than in accordance with U.S. generally accepted accounting principles (“Non-GAAP Measures”). We present these Non-GAAP Measures because management believes that they are meaningful to understanding Engility’s performance during the periods presented and of the Company’s ongoing business.

CEO Commentary

“During the second quarter, Engility positioned itself to complete the Company’s spin-off from L-3 and establish itself as an independent industry-leading provider of government services,” said Tony Smeraglinolo, President and CEO of Engility. “We successfully completed this milestone event for Engility as planned on July 17, 2012 with a seamless transition for our employees and customers.”

Mr. Smeraglinolo continued, “After completing the quarter with results that were in line with our expectations as part of L-3, we now begin our independent operations with confidence in a core revenue base that has limited exposure to contracts associated with Iraq and Afghanistan and serves as the foundation for our growth. As an independent entity, our business pipeline is significantly expanded and includes opportunities to compete for contracts from which we were previously excluded as an affiliate of L-3 because of organizational conflict of interest rules. Furthermore, in order to compete more efficiently, we are working diligently on a strategic realignment plan that will streamline our operations to create a business that is more agile, customer-focused and disruptively competitive, enabling us to capture market share more effectively.”

Management’s 2012 Outlook

Based upon operating and business development performance through the second quarter, the Company expects its fiscal year 2012 results will be as follows:

2012 Fiscal Year Outlook
Revenue	$1.6 billion
Diluted EPS Range	$2.30 - $2.55

CONFERENCE CALL INFORMATION

Engility will host a conference call at 5 P.M. EDT on Monday, August 13, 2012, to discuss the financial results for its three months ended June 29, 2012. Listeners may access a webcast of the live conference call from the Investor Relations section of the company’s website at http://www.engilitycorp.com/investor-relations. Listeners should go to the website at least 15 minutes before the live event to download and install any necessary audio software. Approximately two hours after the conference call, a replay will be available at the same URL on the company’s website. A telephonic replay will also be available for one year by dialing (888) 286-8010 (domestic) or 617-801-6888 (international) and entering pass code 52853256.

ABOUT ENGILITY CORPORATION

Engility is a pure-play Government Services contractor providing highly-skilled personnel wherever, whenever they are needed, in a cost effective manner. Headquartered in Chantilly, VA, Engility is a leading provider of systems engineering services, training, program management, and operational support for the U.S. government worldwide, with approximately 8,000 employees worldwide.

To learn more about Engility, please visit the company’s website at www.engilitycorp.com. You can also find on the website a copy of the Company’s Form 10 Registration Statement, as filed with the Securities and Exchange Commission, which contains detailed business and financial information regarding Engility.

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (the Exchange Act) relating to our operations, results of operations and other matters that are based on our current expectations, estimates, assumptions and projections. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are used to identify these forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate.

Actual outcomes and results may differ materially from what is expressed or forecast in these forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to: (a) the loss or delay of a significant number of our contracts; (b) a decline in or a redirection of the U.S. defense budget; (c) the Department of Defense’s wide-ranging efficiencies initiative, which targets affordability and cost growth; (d) the intense competition for contracts in our industry, as well as the frequent protests by unsuccessful bidders; (e) our indefinite delivery, indefinite quantity (IDIQ) contracts, which are not firm orders for services, and could generate limited or no revenue; (f) our government contracts, which contain unfavorable termination provisions and are subject to audit and modification; (g) the mix of our cost-plus, time-and-material and fixed-price type contracts; (h) our ability to attract and retain key management and personnel; (i) the impairment of our goodwill and other long-lived identifiable intangible assets, which represent a significant portion of the assets on our balance sheet; (j) changes in regulations or any negative findings from a U.S. Government audit or investigation; (k) current and future legal and regulatory proceedings; (l) risks associated with our international operations; (m) security threats and other disruptions; (n) U.S. federal income tax liabilities that relate to the distribution in the spin-off of Engility; (o) our inability to meet the financial reporting and other requirements to which we are now subject following the spin-off due to inadequate accounting and other management systems and resources; (p) our inability to achieve some or all of the benefits that we expect to achieve from the spin-off; (q) the reluctance of our customers, prospective customers and suppliers that may be uncertain as to our financial stability as a stand-alone entity to continue to do business with us; (r) the level of indebtedness that we incurred in connection with the spin-off, our ability to comply with the terms of our debt agreements and our ability to finance our future operations, if necessary; (s) potential liabilities arising out of state and federal fraudulent conveyance laws and legal distribution requirements as a result of the spin-off; and (t) the additional costs that we may incur as an independent company. For a more detailed discussion of these factors, see the information under the heading “Risk Factors” in the Information Statement included in our Registration Statement on Form 10, as amended and filed with the SEC on June 27, 2012. Forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, historical information should not be considered as an indicator of future performance.

ENGILITY HOLDINGS, INC.

UNAUDITED CONDENSED COMBINED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended				Six Months Ended
	June 29, 2012	July 1, 2011	Variance	% Variance	June 29, 2012	July 1, 2011	Variance	% Variance

Revenue	$386,420	$506,936	$(120,516)	-23.8%	$787,103	$1,087,837	$(300,734)	-27.6%
Revenue from affiliated entities	46,413	60,955	(14,542)	-23.9%	95,147	71,118	24,029	33.8%

Total revenue	432,833	567,891	(135,058)	-23.8%	882,250	1,158,955	(276,705)	-23.9%

Costs and expenses
Cost of revenue	319,644	419,442	(99,798)	-23.8%	661,353	919,407	(258,054)	-28.1%
Cost of revenue from affiliated entities	46,413	60,955	(14,542)	-23.9%	95,147	71,118	24,029	33.8%

Total cost of revenue	366,057	480,397	(114,340)	-23.8%	756,500	990,525	(234,025)	-23.6%
% of Revenue	84.6%	84.6%	0.0%		85.7%	85.5%	-0.2%
SG&A Expenses	36,457	36,034	423	1.2%	69,714	69,897	(183)	-0.3%

% of Revenue	8.4%	6.3%	-2.1%		7.9%	6.0%	-1.9%
Total costs and expenses	402,514	516,431	(113,917)	-22.1%	826,214	1,060,422	(234,208)	-22.1%

% of Revenue	93.0%	90.9%	-2.1%		93.6%	91.5%	-2.1%
Operating income	30,319	51,460	(21,141)	-41.1%	56,036	98,533	(42,497)	-43.1%

% of Revenue	7.0%	9.1%	2.1%		6.4%	8.5%	2.1%
Other expense, net	180	40	140		234	83	151

Income before income taxes	30,139	51,420	(21,281)	-41.4%	55,802	98,450	(42,648)	-43.3%
Provision for income taxes	12,640	20,080	(7,440)	-37.1%	23,389	38,388	(14,999)	-39.1%

Net income	$17,499	$31,340	$(13,841)	-44.2%	$32,413	$60,062	$(27,649)	-46.0%
Less: Net income from noncontrolling interest	2,501	1,008	1,493	148.1%	3,430	2,002	1,428	71.3%

Net income attributable to Engility	$14,998	$30,332	$(15,334)	-50.6%	$28,983	$58,060	$(29,077)	-50.1%

% of Revenue	3.5%	5.3%	-1.8%		3.3%	5.0%	-1.7%

Historical Pro Forma Unaudited Earnings Per Share Data[1]
Earnings per share attributable to Engility
Basic and diluted	$0.93		$1.88		$1.80		$3.60

Weighted average number of shares outstanding:
Basic and diluted	16,118		16,118		16,118		16,118

[1]

Pro forma basic and diluted EPS was calculated based on the approximately 16.1 million shares distributed to L-3 shareholders on July 17, 2012. The historical pro forma EPS does not reflect interest expense on the $347 million of debt that we incurred under the Credit Facility in connection with the spin-off. This debt is not convertible into shares of Engility common stock.

ENGILITY HOLDINGS, INC.

UNAUDITED CONDENSED COMBINED BALANCE SHEETS

(in thousands)

	June 29, 2012	December 31, 2011
Assets:
Current assets:
Cash and cash equivalents	$10,451	$13,710
Receivables, net	362,135	415,071
Other current assets	37,962	37,824

Total current assets	410,548	466,605

Property, plant and equipment, net	11,647	13,082
Goodwill	904,040	904,040
Identifiable intangible assets, net	107,485	114,035
Other assets	5,210	5,485

Total assets	$1,438,930	$1,503,247

Liabilities and Equity:
Current liabilities:
Accounts payable, trade	$43,435	$56,901
Accrued employment costs	68,541	74,675
Accrued expenses	62,185	74,995
Advance payments and billings in excess of costs incurred	26,145	26,273
Deferred income taxes	14,498	26,750
Other current liabilities	18,678	20,342

Total current liabilities	233,482	279,936

Deferred income taxes	41,503	41,636
Income tax payable	60,486	58,288
Other liabilities	29,297	29,783

Total liabilities	364,768	409,643

Commitments and contingencies
Equity:
Parent company investment	1,061,507	1,083,238

Noncontrolling interest	12,655	10,366

Total equity	1,074,162	1,093,604

Total liabilities and equity	$1,438,930	$1,503,247

ENGILITY HOLDINGS, INC.

UNAUDITED CONDENSED COMBINED STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended
	June 29, 2012	July 1, 2011
Operating activities:
Net income	$32,413	$60,062
Depreciation of property, plant, and equipment	1,785	3,403
Amortization of intangible assets	6,550	8,644
Deferred income tax benefit	(12,091)	(11,370)
Changes in operating assets and liabilities, excluding acquired amounts:
Receivable	53,044	32,890
Other current assets	148	(4,830)
Accounts payable, trade	(13,467)	(2,576)
Accrued employment costs	(6,135)	(10,557)
Accrued expenses	(12,810)	(9,874)
Advance payments and billings in excess of costs incurred	(128)	5,572
Other liabilities	(246)	14,541

Net cash provided by operating activities	49,063	85,905

Investing activities:
Capital expenditures	(469)	(3,283)

Net cash used in investing activities	(469)	(3,283)

Financing activities:
Net transfers to parent	(50,713)	(74,012)
Net transfers to non-controlling interest members	(1,140)	(299)

Net cash used in financing activities	(51,853)	(74,311)

Net (decrease)/increase cash and cash equivalents	(3,259)	8,311
Cash and cash equivalents, beginning of period	13,710	15,563

Cash and cash equivalents, end of period	$10,451	$23,874

ENGILITY HOLDINGS, INC.

UNAUDITED SEGMENT INFORMATION

(in thousands)

	Three Months Ended		Six Months Ended
	June 29, 2012	July 1, 2011	June 29, 2012	July 1, 2011

Revenue
Professional Support Services	$243,116	$322,432	$495,160	$622,615
Mission Support Services	195,079	247,329	393,866	542,529
Elimination of intercompany revenue	(5,362)	(1,870)	(6,776)	(6,189)

Total	$432,833	$567,891	$882,250	$1,158,955

	Three Months Ended		Six Months Ended
	June 29, 2012	July 1, 2011	June 29, 2012	July 1, 2011
Operating income
Professional Support Services	$18,009	$27,343	$33,991	$48,203
Mission Support Services	19,610	24,117	35,345	50,330

Segment total	37,619	51,460	69,336	98,533
Spin-off-related transaction costs	7,300	—	13,300	—

Total	$30,319	$51,460	$56,036	$98,533

	June 29, 2012	December 31, 2011
Total assets
Professional Support Services	$984,596	$1,024,782
Mission Support Services	454,334	478,465

Total	$1,438,930	$1,503,247

ENGILITY HOLDINGS, INC.

NON-GAAP MEASURES ADJUSTED FOR DISCONTINUED OPERATIONS

AND SPIN-OFF-RELATED TRANSACTION COSTS

The following tables set forth a reconciliation of each of these Non-GAAP Measures to the most directly comparable GAAP measure for the periods presented (in thousands, except for ratios).

	Three Months Ended		Six Months Ended
	June 29, 2012	July 1, 2011	June 29, 2012	July 1, 2011

Revenue	$432,833	$567,891	$882,250	$1,158,955
GSS revenue	(14,529)	(32,151)	(31,966)	(59,971)

Adjusted revenue	$418,304	$535,740	$850,284	$1,098,984

	Three Months Ended		Six Months Ended
	June 29, 2012	July 1, 2011	June 29, 2012	July 1, 2011
Selling, general and administrative expenses	$36,457	$36,034	$69,714	$69,897
GSS selling, general and administrative expenses	(2,979)	(4,217)	(5,507)	(8,784)
Spin-off-related transaction costs	(7,300)	—	(13,300)	—

Adjusted selling, general and administrative expenses	$26,178	$31,817	$50,907	$61,113

As a percentage of revenue
Selling, general and administrative expenses	8.4%	6.3%	7.9%	6.0%
Adjusted selling, general and administrative expenses	6.3%	5.9%	6.0%	5.6%

	Three Months Ended		Six Months Ended
	June 29, 2012	July 1, 2011	June 29, 2012	July 1, 2011
Operating income	$30,319	$51,460	$56,036	$98,533
GSS operating loss (income)	424	(1,839)	552	(3,346)
Spin-off-related transaction costs	7,300	—	13,300	—

Adjusted operating income	$38,043	$49,621	$69,888	$95,187

Operating margin	7.0%	9.1%	6.4%	8.5%
Adjusted operating margin	9.1%	9.3%	8.2%	8.7%

For comparative purposes, we have presented below each of the Non-GAAP Measures and the related reconciliations to the most directly comparable GAAP measure for the three months ended March 30, 2012 and the three months ended June 29, 2012 (in thousands, except for ratios).

	Three Months Ended
	June 29, 2012	March 30, 2012
Revenue	$432,833	$449,417
GSS revenue	(14,529)	(17,437)

Adjusted revenue	$418,304	$431,980

	Three Months Ended
	June 29, 2012	March 30, 2012
Selling, general and administrative expenses	36,457	$33,257
GSS selling, general and administrative expenses	(2,979)	(2,528)
Spin-off-related transaction costs	(7,300)	(6,000)
Adjusted selling, general and administrative expenses	26,178	$24,729

As a percentage of revenue
Selling, general and administrative expenses	8.4%	7.4%
Adjusted selling, general and administrative expenses	6.3%	5.7%

	Three Months Ended
	June 29, 2012	March 30, 2012
Operating income	$30,319	$25,717
GSS operating loss	424	128
Spin-off-related transaction costs	7,300	6,000

Adjusted operating income	$38,043	$31,845

Operating margin	7.0%	5.7%
Adjusted operating margin	9.1%	7.4%